Exhibit 8(a)(3): Amendment No. 2 to the Participation Agreement among The Alger American Fund, Fred Alger Management, Inc. and United of Omaha Life Insurance Company.

                                AMENDMENT NO. 2

This is an Amendment to the Participation Agreement (Agreement) dated June 1, 1995, among The Alger American Fund (the Fund), Fred Alger Management, Inc. (the Adviser) and United of Omaha Life Insurance Company (the Company). This Amendment is effective May 1, 1997.

The Fund, Adviser and the Company hereby agree to replace the Schedule A of the Agreement by inserting the following in its entirety:

Schedule A
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
------------------------------------------------------------------------------------------------------------------
 Name of Separate Account and Date        Contracts Funded by
 Established by Board of Directors         Separate Account                Designated Portfolios
------------------------------------------------------------------------------------------------------------------
United of Omaha Life Insurance Company        6090L               Alger American Small Capitalization Portfolio
Separate Account C (12-1-93)               6500L-0898                  Alger American Growth Portfolio
(Variable Annuities)

------------------------------------------------------------------------------------------------------------------

United of Omaha Life Insurance Company     6347L-0697             Alger American Small Capitalization Portfolio
Separate Account B (8-27-96)               6387L-1197                  Alger American Growth Portfolio
(Variable Life)

------------------------------------------------------------------------------------------------------------------

Signed by the parties:
                                    United of Omaha Life Insurance Company
                                    By its authorized officer,

                                    By:     /s/
                                            ------------------------------
                                            Richard A. Witt
                                    Title:  Senior Vice President
                                    Date:   7/22/99


                                    The Alger American Fund
                                    By its authorized officer,

                                    By:     /s/
                                            ------------------------------
                                            Gregory Dual
                                    Title:  Treasurer
                                    Date:   7/22/99


                                    Fred Alger Management, Inc.
                                    By its authorized officer,

                                    By:     /s/
                                            ------------------------------
                                            Gregory Dual
                                    Title:  Executive Vice President
                                    Date:   7/22/99